                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): September 3, 2004

                            EAGLE EXPLORATION COMPANY
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Colorado
                 (State or Other Jurisdiction of Incorporation)

           0-9458                                       84-0804143
-------------------------------             -------------------------------
(Commission File Number)                  (I.R.S. Employer Identification No.)

                            1801 Broadway, Suite 810
                             Denver, Colorado 80202
                    (Address of principal executive offices)

                                 (303) 296-3677
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
             ------------------------------------------------------
          (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate  box if the Form 8-K filing is intended to  simultaneously satisfy  the filing  obligation  of the  registrant  under any of the  following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))
[  ]  Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.
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     As reported  in its Annual  Report on Form 10-KSB for the fiscal year ended
March 31, 2002, Eagle  Development  Company,  a wholly owned subsidiary of Eagle
Exploration  Company (the "Company")  owns a 25% membership  interest in, and is co-manager of, Buffalo  Highlands,  LLC, a Colorado  limited  liability  company formed on August 20, 2001 ("the LLC").  The LLC owns an option ("First  Option")
to  purchase  approximately  320  acres of  undeveloped  land in  Adams  County,
Colorado, immediately north of Denver, Colorado.

     The First Option  provided  for a $25,000  earnest  money  payment and five
$200,000  option  payments  from the LLC to the  landowners.  The first of these payments was made in August of 2001,  the second  payment was made on August 20,
2002,  the third  payment was made on January 15, 2003,  the fourth  payment was made by a homebuilder through the escrow described below on January 15, 2004 and the remaining  payment is due December 31, 2004.  The First Option period can be extended  thereafter under certain  conditions  through December 31, 2008 by the payment  each six months of $100,000  plus  interest.  All option  payments  are non-refundable. The earnest money and all options payments may be applied toward the $5,000,000 purchase price of the land if the First Option is exercised.

     In  accordance  with its plan,  the LLC  entered  into an option  agreement
("Second Option") with an unaffiliated national  homebuilder.  The Second Option essentially  assigned  the First  Option to the  homebuilder,  and  required the homebuilder,  to the  extent  it  continued,  to  escrow  with a  title  company semi-annual  payments in the amount of $234,000,  which amount was  subsequently amended to  $134,000  at the time the second  option  payment was due and may be applied  to its  purchase  price,  as  consideration  for  the  assignment.  The homebuilder  also agreed to pay the  remaining  option  payment  under the First
Option and pay all entitlement, zoning and development costs.

     On September 3, 2004, the homebuilder  notified the LLC that it had elected to terminate  the Second  Option and all other  agreements  between the parties, including  an  agreement  with the  project  consultants  whose work to date was assigned to the LLC.  This work  completed  the  engineering  and planning  with respect  to the  property  necessary  to submit the PUD zone  document  for city approval.  The LLC understands  the city staff has recommended  approval of this document for a planning commission hearing scheduled for September 8, 2004 and a city council hearing scheduled for November 1, 2004.

     The homebuilder  also agreed to release  $168,000,  which was being held in escrow to the LLC. The LLC intends to proceed with the scheduled  hearings,  and subject to zoning  approval pay the $200,000 option payment due in December 2004 and begin negotiations with other homebuilders who have expressed an interest in the property.

     There can be no assurance  that the LLC will be successful in obtaining all of the many local, county and state approvals,  permits and licenses required to commence  development  of the land subject to the option.  In addition,  the LLC faces risks outside its control,  including,  city approval of final plat, title defects,  inability to obtain adequate water and sanitation facilities,  general economic  conditions,  changes in interest  rates and  infrastructure  problems.
Finally,  there  can be no  assurance  that the LLC can find  other  parties  to develop the property within the time periods remaining under the First Option.

Item 9.           Financial Statements and Exhibits.
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      (a)   Financial Statements:  Not applicable

      (b)   Pro Forma Financial Statements:  Not applicable.

      (c)   Exhibits:  None

                                    SIGNATURE

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                    EAGLE EXPLORATION COMPANY

Date:  September 9, 2004            By: /s/ Raymond N. Joeckel
                                        ----------------------
                                        Raymond N. Joeckel
                                        President